As filed with the Securities and Exchange Commission on June 21, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTEL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-1672743 (I.R.S. Employer Identification Number)
2200 Mission College Blvd. Santa Clara, CA (Address of Principal Executive Offices)	95054-1549 (Zip Code)

Intel Corporation 2006 Equity Incentive Plan

(Full Title of the Plan)

CARY I. KLAFTER, ESQ.

Vice President and Secretary

Intel Corporation

2200 Mission College Blvd.

Santa Clara, CA 95054-1549

(Name and Address of Agent for Service)

(408) 765-8080

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

RONALD O. MUELLER, ESQ.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, NW, Suite 300

Washington, DC 20036

(202) 955-8500

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share	119,000,000 shares	$24.21	$2,880,990,000	$88,446.39

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act,

based upon the average of the high and low prices of the Common Stock of Intel Corporation on the Nasdaq Global Select Market on June 19, 2007, which was $24.21.

(3)

In accordance with Rule 457(p) of the Securities Act, $88,446.39 of the registration fee that was paid and unused in connection with the Registrant's Form S-8 related to the Intel Corporation 2004 Equity Incentive Plan originally filed with the Commission on June 17, 2005 (File no. 333-125914), is being applied and offset against the total registration fee required hereunder.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Intel Corporation, a Delaware corporation (the "Corporation" or the "Registrant"), relating to 119,000,000 shares of its common stock, par value $0.001 per share (the "Common Stock"), issuable to eligible employees and non-employee directors of the Corporation under the Intel Corporation 2006 Equity Incentive Plan (the “Plan”), which Common Stock is in addition to the 175,000,000 shares of Common Stock registered on the Corporation's Form S-8 filed on June 21, 2006 (Commission File No. 333-135177) (the "Prior Registration Statement").

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which have previously been filed by the Corporation with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

(1)          The Corporation's Annual Report on Form 10-K for the fiscal year ended December 30, 2006, filed with the Commission on February 26, 2007, File No. 000-06217;

(2)          The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the Commission on May 3, 2007, File No. 000-06217;

(3)          The Corporation's Current Reports on Form 8-K filed with the Commission on January 16, 2007, January 18, 2007, March 29, 2007, April 17, 2007, May 16, 2007, May 22, 2007, and May 29, 2007, File No. 000-06217; and

(4)          The description of the Common Stock set forth under the caption "Description of Capital Stock" in the Corporation's automatic shelf registration statement on Form S-3, filed with the Commission on March 30, 2006, File No. 333-132865, together with any amendment or report filed with the Commission for the purpose of updating such description; and

In addition, all documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing

(such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents listed above or subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Corporation’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report. The Corporation's Exchange Act file number with the Commission is 000-06217.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of Intel Corporation with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Exhibit Description
4.1*	Intel Corporation Third Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K as filed on May 22, 2006, File No. 000-06217).
4.2*	Intel Corporation Bylaws as amended on January 17, 2007 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K as filed on January 18, 2007, File No. 000-06217).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.	Power of Attorney (contained on signature page hereto).
99.1*

Intel Corporation 2006 Equity Incentive Plan As Amended and Restated Effective May 16, 2007 (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K as filed on May 16, 2007, File No. 000-06217).

*Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 21st day of June, 2007.

INTEL CORPORATION
By: / s / Andy D. Bryant____________ Andy D. Bryant Executive Vice President, Chief Financial and Enterprise Services Officer

Each person whose signature appears below constitutes and appoints D. Bruce Sewell, Andy D. Bryant, and Cary I. Klafter and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/ s / Craig R. Barrett____________ Craig R. Barrett	Chairman of the Board and Director	June 21, 2007
/ s / Paul S. Otellini_____________ Paul S. Otellini	President, Chief Executive Officer and Director	June 14, 2007
/ s / Charlene Barshefsky_________ Charlene Barshefsky	Director	June 21, 2007
/ s / Andy D. Bryant_____________ Andy D. Bryant	Executive Vice President, Chief Financial and Enterprise Services Officer	June 21, 2007
/ s / Susan L. Decker____________ Susan L. Decker	Director	June 21, 2007
_____________________________ D. James Guzy	Director
/ s / Reed E. Hundt______________ Reed E. Hundt	Director	June 13, 2007
/ s / James D. Plummer__________ James D. Plummer	Director	June 21, 2007
/ s / David S. Pottruck___________ David S. Pottruck	Director	June 21, 2007
/ s / Jane E. Shaw_______________ Jane E. Shaw	Director	June 19, 2007
/ s / John L. Thornton____________ John L. Thornton	Director	June 21, 2007
/ s / David B. Yoffie_____________ David B. Yoffie	Director	June 13, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1*	Intel Corporation Third Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K as filed on May 22, 2006, File No. 000-06217).
4.2*	Intel Corporation Bylaws as amended on January 17, 2007 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K as filed on January 18, 2007, File No. 000-06217).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.	Power of Attorney (contained on signature page hereto).
99.1*

Intel Corporation 2006 Equity Incentive Plan As Amended and Restated Effective May 16, 2007 (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K as filed on May 16, 2007, File No. 000-06217).

*Incorporated by reference